EXHIBIT 10.2

CIT Bank, N.A.

11 West 42nd Street

New York, New York 10036

March 22, 2021

CONFIDENTIAL

GEE Group, Inc.

7751 Belfort Parkway Suite 150

Jacksonville, FL 32256

Attention: Kim Thorpe, CFO

GEE Group, Inc.

$20,000,000 Revolving Credit Facility

Fee Letter

Ladies and Gentlemen:

This letter is the Fee Letter referred to in that certain Commitment Letter dated the date hereof (together with the exhibits and other attachments thereto, the “Commitment Letter”) between CIT Bank, N.A. (together with its affiliates, “CIT” or the “Lead Arranger”), and you, regarding the Transactions described therein. Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned to such terms in the Commitment Letter.

Subject to the terms and conditions set forth in the Commitment Letter, CIT has committed to provide the Revolving Credit Facility and to act as sole Administrative Agent and sole Lead Arranger with respect thereof. This Fee Letter will supplement the Commitment Letter by setting forth the arrangements relating to compensation for certain services rendered and to be rendered by CIT in connection with the Revolving Credit Facility.CIT’s commitment in respect of the Revolving Credit Facility and its willingness to act as Administrative Agent and Lead Arranger with respect thereto is subject to your acceptance and return of this Fee Letter concurrently with the Commitment Letter.

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1. Revolving Credit Facility Fees.

As consideration for the commitments and agreements under the Commitment Letter with respect to the Revolving Credit Facility, you hereby agree to pay (or cause to be paid) to CIT the following non-refundable amounts:

a)

an arrangement fee in an aggregate amount equal to 0.50% of the aggregate amount of the Revolving Credit Facility, the full amount of which fee shall be earned by, and due and payable to, CIT for its own account in its capacity as Lead Arranger on the Closing Date for services rendered in respect of Revolving Credit Facility that are separate and distinct from any loan or commitment (if any) that may be made by CIT with respect to the Revolving Credit Facility, including but not limited to, structuring the Revolving Credit Facility, soliciting and having discussions with prospective lenders (other than CIT) to provide a portion of the commitments under the Revolving Credit Facility and preparing syndication materials for distribution to such prospective lenders (the “Arrangement Fee”);

b)

an upfront fee and/or original issue discount (“OID”) for the account of each Lender (including CIT) in an amount equal to 0.50% of the aggregate committed amount of the Revolving Credit Facility, provided by such Lender as of the Closing Date, payable on the Closing Date (the “Upfront Fee”); and

c)

an annual administrative agent fee (the “Agency Fee”) in the amount of $25,000, which shall be earned by and payable annually in advance to the Agent solely for its own account (i) on the Closing Date in respect of the first year of the Revolving Credit Facility and (ii) on each successive anniversary thereafter of the Closing Date until the termination of the Revolving Credit Facility and the repayment of all amounts outstanding thereunder.

All amounts payable hereunder or pursuant hereto shall be payable in immediately available funds on the Closing Date or each anniversary of the Closing Date, as applicable, shall be deemed fully earned when due and payable on the Closing Date or each anniversary of the Closing Date, as applicable, and, once paid, shall be non-refundable. In its sole discretion, CIT may allocate any of the amounts payable to it in this Fee Letter to its affiliates and/or the other Lenders.All amounts payable under this Fee Letter will be made in U.S. dollars, shall be in addition to any reimbursement of our out-of-pocket expenses pursuant to the Commitment Letter and, in any case shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, unless such deduction is required by applicable law, in which case such payment will be grossed up by you for the amount deducted (unless such deduction is imposed on account of a tax on the net income of the payee, or a similar tax, or unless such deduction would not have been imposed (or would have been imposed but at a lower rate) but for any connection of the payee with the jurisdiction of such taxing authority (other than a connection arising from the execution, delivery and performance of the Commitment Letter and this Fee Letter and the receipt of payments thereunder and hereunder) or any failure of the payee to provide forms or other informationthat it is eligible to provide).

2. Diligence Deposit.

In order to induce CIT to commence its due diligence investigation and prepare documentation in respect thereof, you shall remit to CIT, for its own account, a deposit in the amount of $35,000 which may be used by CIT to pay reimbursable fees, costs and expenses actually incurred by CIT relating to, among other things, a field examination report.

3. General.

You agree that this Fee Letter and its contents are subject to the confidentiality provisions of the Commitment Letter. You agree that the provisions of this Fee Letter shall survive the expiration or termination of the Commitment Letter (including any extensions thereof) and the funding of the Revolving Credit Facility.

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This Fee Letter may be executed in any number of counterparts which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter.Section headings used herein are for convenience of reference only, are not part of this Fee Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Fee Letter.This Fee Letter, together with the Commitment Letter, embodies the entire agreement and understanding between CIT and you with respect to the specific matters set forth herein and supersedes all prior agreements and understandings relating to the subject matter hereof.No party has been authorized by CIT to make any oral or written statements inconsistent with this letter.This Fee Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CIT and you.This Fee Letter may not be assigned by you (other than to a permitted assignee of the Commitment Letter in connection with an assignment by you of the Commitment Letter to such permitted assignee) without the prior written consent of CIT and any attempted assignment without such consent shall be null and void.It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation on the part of CIT or its affiliates (in each case or in any capacity) to provide or arrange any financing; such an obligation will arise only under the Commitment Letter to the extent bound thereunder if accepted in accordance with its terms.

THIS FEE LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any right to trial by jury with respect to any claim, action, proceeding or counterclaim arising out of this Fee Letter or the Commitment Letter or conduct in connection thereof is hereby irrevocably waived.

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The undertakings and commitments of CIT as set forth in the Commitment Letter are subject to your acceptance of this Fee Letter and the Commitment Letter in the manner provided in the Commitment Letter.

Very truly yours,

CIT BANK, N.A.,

as Administrative Agent and Lead Arranger

By:    ________________________________________

          Name: Anthony Masci

          Title: Director

Accepted and Agreed to in all respects:

GEE GROUP, INC.

By:    ________________________________________

          Name:

          Title:

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